Pricing Supplement No.             c04-0519
            Pricing Supplement Dated:          May 19, 2004
            Rule 424(b)(3)
            File No.                           333-106272

            (To Prospectus Supplement Dated September 22, 2003
            and Prospectus Dated June 30, 2003)

            $5,000,000,000
            Citigroup Global Markets Holdings Inc.
            Retail Medium-Term Notes, Series C
            Due Nine Months or More From Date of Issue

            Trade Date:                        May 19, 2004
            Issue Date:                        May 28, 2004
            Settlement Date:                   May 28, 2004
            Following Business Day Convention

            Form of Note:                      Global/Book-Entry Only
            Calculation Agent:                 Citibank
            Minimum Denominations/Increments:  $1,000

            Purchasing Agent: Citigroup, acting as principal

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            CUSIP:                             17307XDN8
            Aggregate Principal Amount:        USD 25,000,000.00
            Price to Public:                   100%
            Concession:                        0.0000%
            Net Proceeds to Issuer:            USD 25,000,000.00
            Interest Rate (per annum):         6.0000%
            Coupon Type:                       FIXED
            Interest Payment Frequency:        Quarterly
            First Interest Payment Date:       August 15, 2004
            Maturity Date:                     May 15, 2029
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Subject to redemption
            at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning May 15, 2009, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.